                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant:   X
                          ---

Filed by a Party other than the Registrant: ___

Check the appropriate box:

 X    Preliminary Proxy Statement
---
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

___   Definitive Proxy Statement

___   Definitive Additional Materials

___   Soliciting Material Pursuant to Rule 14a-12

                             STRATOS LIGHTWAVE, INC.
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---

___   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transactions applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

___   Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement Number:

      (3)  Filing Party:

      (4)  Date Filed:

                                 [STRATOS LOGO]

                             STRATOS LIGHTWAVE, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held On September 20, 2002

                               ------------------

To the Stockholders of
STRATOS LIGHTWAVE, INC.

         Notice is hereby given that the annual meeting of stockholders of Stratos Lightwave, Inc. will be held on Friday, September 20, 2002, at 9:30 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, for the following purposes:

         1. To elect one Class II director to hold office for a three-year term and until his successor is elected and qualified;

         2. To consider and approve a series of amendments to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock whereby each 2, 3, 4, 5 or 6 shares would be combined, converted and changed into one share of common stock and to reduce the number of authorized shares of our common stock from 200,000,000 to 100,000,000; and

         3. To transact such other business as may properly come before the meeting.

         Our Board of Directors has fixed the close of business on August 1, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

         It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and mail the proxy card in the enclosed postage-paid envelope, or vote by telephone in accordance with the instructions provided. Please do not submit a proxy card if you have voted by telephone. If you decide to attend the annual meeting, you may revoke your proxy and vote your shares in person.

         Thank you for your continued support.

                                           By order of the Board of Directors.

                                           James W. McGinley
                                           President and Chief Executive Officer

Chicago, Illinois
August 20, 2002

                             STRATOS LIGHTWAVE, INC.
                             7444 West Wilson Avenue
                             Chicago, Illinois 60706

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                        To Be Held On September 20, 2002

                                  INTRODUCTION

General

         This proxy statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Stratos Lightwave, Inc. (the "Company" or "Stratos"), for use at the annual meeting of stockholders to be held on Friday, September 20, 2002, at 9:30 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournment or postponement of the annual meeting.

         This proxy statement and the accompanying proxy card are first being mailed to stockholders entitled to vote at the annual meeting on or about August 20, 2002.

Record Date

         Our Board of Directors has fixed the close of business on August 1, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment. As of the record date, there were ___________ shares of our common stock issued and outstanding. Each share of our common stock entitles the holder to one vote on all matters to be voted upon at the annual meeting.

Quorum; Votes Required

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum at the annual meeting. Generally, broker non-votes occur when shares held by a broker or nominee for a beneficial owner are not voted with respect to a particular proposal because the broker or nominee has not received voting instructions from the beneficial owner and the broker or nominee lacks discretionary power to vote such shares.

         For Proposal 1, the election of directors, the director nominee will be elected by a plurality of the votes cast. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to the election of the director, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the director nominee. Abstentions and broker non-votes will not be counted for the purpose of determining whether the director nominee has been elected.

         For Proposal 2, the amendments to our Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the shares of our common stock will be required. As a result, abstentions and broker non-votes will have the same effect as negative votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Revoking Your Proxy

         If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy by notifying our Corporate Secretary in writing that you wish to revoke your proxy at the following address: Stratos Lightwave, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary. You may also revoke your proxy by submitting a duly executed proxy bearing a later date, voting by telephone on a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Proxy Solicitation and Expenses

         We will bear the entire cost of the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock beneficially owned by others to be forwarded to such beneficial owners. We may reimburse persons for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telecopy or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers and other regular employees for such services.

                                 STOCK OWNERSHIP

Security Ownership of Five Percent Beneficial Owners

         The following table sets forth all persons known to be the beneficial owner of more than five percent of our common stock as of June 30, 2002.

------------------------------------------------------------------------------------------------------------------
              Name and Address of Beneficial Owner                  Number of Shares and Nature of     Percent of
                                                                         Beneficial Ownership            Class
------------------------------------------------------------------------------------------------------------------
Private Capital Management, L.P. (1)                                           8,527,432                 11.7%
   8889 Pelican Bay Boulevard
   Naples, Florida 34108
------------------------------------------------------------------------------------------------------------------
Wellington Management Company, LLP (2)                                         5,026,788                  6.9%
   75 State Street
   Boston, Massachusetts 02109
------------------------------------------------------------------------------------------------------------------

-------------------------

(1) Based solely on Amendment No. 1 to a Schedule 13G filed with the Securities and Exchange Commission ("SEC") on February 19, 2002. According to the Amendment, Private Capital Management (PCM) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Bruce S. Sherman, as Chief Executive Officer of PCM, and Gregg J. Powers, as President of PCM, exercise shared dispositive and shared voting power with respect to the shares of our common stock held by PCM's clients and managed by PCM. Messrs. and Powers disclaim beneficial ownership of the 8,547,432 shares held by PCM's clients. Mr. Sherman has sole voting and investment power with respect to an additional 249,200 shares of our common stock.
(2) Based solely on a Schedule 13G filed with the SEC on February 12, 2002. Wellington Management Company, in its capacity as investment adviser, shares voting power with respect to 4,119,399 shares of our common stock and dispositive power with respect to 5,026,788 shares of our common stock.

Ownership of Our Common Stock by Our Directors and Executive Officers

         The following table sets forth the number of shares of our common stock beneficially owned as of June 30, 2002, by each of our directors and executive officers, and by all directors and executive officers as a group. Except as otherwise noted, the individual director or executive officer or their family members had sole voting and investment power with respect to such securities.

-------------------------------------------------------------------------------------------------------------------
                     Name of Beneficial Owner                        Number of Shares and Nature of    Percent of
                                                                          Beneficial Ownership            Class
-------------------------------------------------------------------------------------------------------------------
Michael P. Galvin                                                              32,812 (1)                   *

-------------------------------------------------------------------------------------------------------------------
Brian J. Jackman                                                               22,812 (2)                   *

-------------------------------------------------------------------------------------------------------------------
James W. McGinley                                                           1,085,448 (3)                 1.5%

-------------------------------------------------------------------------------------------------------------------
Charles Daniel Nelsen                                                          21,667 (4)                   *

-------------------------------------------------------------------------------------------------------------------
Edward J. O'Connell                                                            18,312 (5)                   *

-------------------------------------------------------------------------------------------------------------------
David A. Slack                                                                 93,117 (6)                   *

-------------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (6 individuals)             1,274,168 (7)                 1.7%

-------------------------------------------------------------------------------------------------------------------

-------------------------

* Percentage represents less than 1% of the total shares of our common stock outstanding as of June 30, 2002.
(1) Includes 15,000 shares held by the Michael P. Galvin 1994 Trust and 17,812 shares subject to options exercisable within sixty days.
(2) Includes 17,812 shares subject to options exercisable within sixty days.
(3) Includes 18,546 shares held in our 401(k) Plan; 1,215 shares held by his wife, and 1,019,187 shares subject to options exercisable within sixty days.
(4) Includes 3,855 shares held in an individual retirement account and 17,812 shares subject to options exercisable within sixty days.
(5) Includes 17,812 shares subject to options exercisable within sixty days.
(6) Includes 12,268 shares held in an individual retirement account; 4,950 shares held jointly with his wife; 1,000 shares held by his wife; and 74,899 shares subject to options exercisable within sixty days.
(7) Includes 1,165,334 shares subject to options exercisable within sixty days; 34,669 shares held in retirement plans; 15,000 shares held in trust; 4,950 shares held jointly; and 2,215 shares held by a spouse.

                   PROPOSAL 1 - ELECTION OF BOARD OF DIRECTORS

Directors and Director Nominee

         Our board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

         The term for one director will expire at the 2002 annual meeting. The director elected at the 2002 annual meeting will hold office for a three-year term expiring at the annual meeting in 2005 (or until his successor is elected and qualified, or until his earlier death, resignation or removal.) The nominee is currently a Stratos director.

                 NOMINEE FOR A THREE-YEAR TERM EXPIRING IN 2005

Edward J. O'Connell       Mr. O'Connell has served as a director of our company
Age 49                    since June 2000. Mr. O'Connell has been Chief \
                          Financial Officer of Gardner, Carton & Douglas, a provider of professional legal services, since 2000.
                          From 1999 to 2000, Mr. O'Connell served as Chief
                          Financial Officer of Hey Company, LLC, an e-commerce company. From 1998 to 1999, Mr. O'Connell served as
                          Senior Vice President of Finance and Administration and Chief Financial Officer of ebix.com, a software and consulting company. From 1995 to 1998, Mr.
                          O'Connell served as Chief Operating Officer and Chief
                          Financial Officer of Keck, Mahin & Cate, a provider of professional legal services. In December 1997, Keck,
                          Mahin & Cate filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

         Our Board recommends a vote FOR the election to the Board of this Nominee.

         Our directors listed below are not up for election this year and will continue in office for the remainder of their terms in accordance with our bylaws.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2003

Brian J. Jackman          Mr. Jackman has served as a director of our company
Age 61                    since June 2000. Mr. Jackman served as President of
                          Global Systems and Technologies of Tellabs, Inc. from
                          1998, and Executive Vice President of Tellabs from
                          1990, until his retirement in September 2001.
                          Mr. Jackman also served as a director of Tellabs from 1993 until April 2002. From 1993 to 1998, Mr. Jackman served as President of Tellabs Operations, Inc.
                          Mr. Jackman is also a director of PCTEL, Inc.

James W. McGinley         Mr. McGinley has served as a director of our company
Age 47                    since April 2000. Mr. McGinley has been President and
                          Chief Executive Officer of Stratos since April 2000.
                          Mr. McGinley was President of Methode Electronics,
                          Inc. from August 1998 through June 2000. From 1995 to
                          1998, Mr. McGinley served as President of Methode's
                          Optical Interconnect Products Division. Mr. McGinley has been a director of Methode since 1993.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

Michael P. Galvin         Mr. Galvin has served as a director of our company
Age 50                    since June 2000. Mr. Galvin has been President of
                          Galvin Enterprises, Inc. since 1992. Galvin
                          Enterprises manages a venture capital portfolio of investments. From 1989 to 1992, Mr. Galvin served as
                          Assistant Secretary of Commerce for Export
                          Administration under the Bush Administration. From
                          1978 to 1989, Mr. Galvin was an attorney at the law firm of Winston & Strawn, where he was elected a corporate finance transactions partner.

Charles Daniel Nelsen     Mr. Nelsen has served as a director of our company
Age 39                    since June 2000. Mr. Nelsen has been Director of
                          Global Supply Chain Strategy for Motorola's Network
                          Solutions Sector since 2000. From 1998 to 2000,
                          Mr. Nelsen served as Senior Manager, Supply Chain of
                          A. T. Kearney. From 1994 to 1998, Mr. Nelsen held various positions at Coopers & Lybrand Consulting.

Board Meetings and Committees

         During our 2002 fiscal year, our Board of Directors held nine meetings. During that period our Audit Committee held five meeting and our Compensation Committee held one meeting. Attendance at board and committee meetings was at least 75% for each director. We have no standing nominating committee.

         The members of the Audit Committee are Messrs. Jackman, Nelsen and O'Connell. The Audit Committee recommends the appointment of our independent auditors, reviews our internal accounting procedures and financial statements and consults with and reviews the services provided by our independent auditors, including the results and scope of their audit. Our Board of Directors and the Audit Committee believe the composition of the Audit Committee satisfies the standards of the National Association of Securities Dealers ("NASD"), including the requirement that the members of the Audit Committee be "independent" within the meaning of the NASD's listing standards. The Audit Committee has adopted a written charter. For additional information about the Audit Committee, see "Audit Committee Report" below.

         The members of the Compensation Committee are Messrs. Galvin, Jackman and O'Connell. The Compensation Committee reviews and recommends to our Board of Directors the compensation and benefits of all of our executive officers and establishes and reviews general policies relating to compensation and employee benefits. For additional information about the Compensation Committee, see "Report Of The Compensation Committee On Executive Compensation" below.

                             AUDIT COMMITTEE REPORT

         The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board, including Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors' independence.

         The Audit Committee discussed with our independent auditors the overall scope and plans for its audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, its evaluation of our internal controls, and the overall quality of our financial reporting.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended April 30, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of our independent auditors.

                                                  AUDIT COMMITTEE
                                                  Edward J. O'Connell, Chairman
                                                  Brian J. Jackman
                                                  Charles Daniel Nelsen

                   PROPOSAL 2 - APPROVAL OF AMENDMENTS TO OUR
                 RESTATED CERTIFICATE OF INCORPORATION TO EFFECT
             A REVERSE STOCK SPLIT AND REDUCE OUR AUTHORIZED SHARES

         Our Board of Directors has unanimously adopted a resolution approving a series of amendments to Article IV of our Restated Certificate of Incorporation authorizing a reverse stock split of shares of our common stock in any of the following ratios: 1:2, 1:3, 1:4, 1:5 or 1:6 within one year of the annual meeting, as determined by our Board of Directors to be in our best interests (the "Reverse Stock Splits"), or to abandon the Reverse Stock Splits. In addition, our Board of Directors has approved an amendment to Article IV of our Restated Certificate of Incorporation to reduce the number of authorized shares of our common stock from 200,000,000 shares to 100,000,000 shares.

Background

         Our common stock is currently traded on the Nasdaq National Market under the symbol "STLW". In order for our common stock to continue to be quoted on the Nasdaq National Market, we must satisfy various continuing listing standards established by Nasdaq. Among other things, our common stock must maintain a closing bid price of at least $1.00 per share. Under Nasdaq's continuing listing standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist our common stock from trading on the Nasdaq National Market. In that event, we may be eligible to have our common stock listed for trading on Nasdaq's SmallCap Market. If a delisting were to occur, and our common stock did not thereafter qualify for trading on the Nasdaq SmallCap Market, our common stock may trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. These alternatives are generally considered to be less efficient and less broad-based than the Nasdaq National Market.

         On August ___, 2002, the closing price of our common stock was $____ per share. Based on our current share price, our Board of Directors considered and has authorized a series of amendments to our Restated Certificate of Incorporation to effect the Reverse Stock Splits, at the discretion of our Board pursuant to Section 242(c) of the Delaware General Corporation Law, to be implemented for the primary purpose of maintaining the market price of our common stock above Nasdaq's minimum closing bid requirement of $1.00 per share. Under these amendments, each outstanding 2, 3, 4, 5 or 6 shares of our common stock would be combined, converted and changed into one share of common stock, upon the effectiveness of one of such amendments and the abandonment of the other amendments. Alternatively, all such amendments would be abandoned. The determination whether to effect any of the amendments or abandon all of the amendments will be made by our Board of Directors within one year following the annual meeting.

         If our Board determines to effect one of the Reverse Stock Splits (the "Effective Reverse Stock Split") by filing the applicable amendment with the Secretary of State of the State of Delaware, all other amendments will be abandoned. Stockholder approval of the Reverse Stock Splits will authorize our Board in its discretion to effectuate the Effective Reverse Stock Split in any of the following ratios: 1:2, 1:3, 1:4, 1:5 or 1:6, or to not effect any of the Reverse Stock Splits. Our Board believes that stockholder approval of selected exchange ratios within an exchange ratio range (as opposed to approval of a specified exchange ratio) provides it with maximum flexibility to achieve the purposes of the Effective Reverse Stock Split and, therefore, is in the best interests of our company and stockholders.

         If the Reverse Stock Splits are approved by our stockholders and within one year following such approval our Board determines an Effective Reverse Stock Split is in the best interest of our company and stockholders, our Restated Certificate of Incorporation would be amended accordingly. The text of the form of amendment to our Restated Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Effective Reverse Stock Split, is attached as Exhibit A to this proxy statement; provided, however, that such form is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board of Directors deems necessary and advisable to effect the Effective Reverse Stock Split.

Reasons for the Effective Reverse Stock Split

         Our Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons. First, our Board believes that the Effective Reverse Stock Split will allow us to maintain the continued listing of our common stock on the Nasdaq National Market. Second, our Board believes that the Effective Reverse Stock Split could improve our ability to raise new capital. Third, our Board believes that the Effective Reverse Stock Split could improve the marketability and liquidity of our common stock.

         The primary reason for the Effective Reverse Stock Split is to increase the per share market price of our common stock. Our common stock has been quoted on the Nasdaq National Market since we completed our initial public offering in June 2000. As mentioned above, under Nasdaq's continuing listing standards, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 90 calendar days following notification by Nasdaq, Nasdaq may delist our common stock from trading on the Nasdaq National Market. During the period from May 1, 2002 to August ___, 2002, the closing sales price of our common stock ranged from a high of $______ to a low of $______. On August ___, 2002, the closing sales price was $______. Our Board of Directors anticipates that a reverse stock split may have the effect of increasing the trading price of our common stock to a level sufficient to satisfy Nasdaq's minimum closing bid requirements and to facilitate the continued listing of our common stock on the Nasdaq National Market.

         We may require additional sources of capital in the future to fund our continuing operations. Our Board of Directors believes that the current low per share market price of our common stock, which it believes is due in part to the overall weakness in the stock market, particularly technology stocks, has had a negative effect on the marketability of our existing shares, and therefore our potential ability to raise capital by issuing additional shares of our common stock. Our Board believes there are several reasons for these effects. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Moreover, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of our common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of our common stock was substantially higher. This factor is also believed to limit the willingness of institutions to purchase our common stock. Our Board of Directors anticipates that the Effective Reverse Stock Split will result in a bid price for our common stock in excess of $1.00 per share, which may help to alleviate some of these problems and make it easier for us to raise money in the future, if necessary, by selling our common stock.

         Our Board also believes that the decrease in the number of outstanding shares of our common stock as a consequence of the Effective Reverse Stock Split, and the anticipated increase in the price of our common stock, could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, although such liquidity could be adversely affected by the reduced number of outstanding shares after the Effective Reverse Stock Split. In addition, although any increase in the market price of our common stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, the Effective Reverse Stock Split could result in a market price for our shares that will be high enough to overcome the reluctance, policies and practices of brokers and investors referred to above and to diminish the adverse impact of trading commissions on the market for the shares. It should be noted, however, that if the Effective Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of common stock. A purchase or sale of less than one hundred shares (an "odd lot" transaction) may result in incrementally higher trading costs through certain brokers, particularly "full service" brokers. Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay higher transaction costs should they then determine to sell their shares.

         You should also be aware that the effect of the Effective Reverse Stock Split upon the market price for our common stock cannot be accurately predicted. In particular, there is no assurance that the market price of our common stock after the Effective Reverse Stock Split will be two to six times, as applicable, the market price of our common stock immediately prior to the Effective Reverse Stock Split. Furthermore, there can be no assurance that the market price of our common stock immediately after the Effective Reverse Stock Split will be maintained for any period of time. Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve some of the desired results which have been outlined above. Moreover, because some investors may view the Effective Reverse Stock Split negatively, there can be no assurance that the Effective Reverse Stock Split will not adversely impact the market price of our common stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of its current market price.

         While we expect the Effective Reverse Stock Split to be sufficient to prevent Nasdaq from delisting our common stock, it is possible that, even if the Effective Reverse Stock Split results in a closing bid price for our common stock that exceeds $1.00 per share, we will also need to satisfy additional criteria to continue to have our common stock eligible for continued listing on the Nasdaq National Market. These additional criteria consist of maintaining (i) shareholders' equity of at least $10 million, (ii) a public float of 750,000 shares of common stock, (iii) a market value of the public float of at least $5 million, (iii) at least 400 shareholders (round lot holders), (iv) at least two market makers for our common stock and (v) compliance with certain corporate governance requirements. We believe that the company satisfies all of these other maintenance criteria as of August ___, 2002. There can be no assurance, however, that we will be successful in meeting all requisite continuing listing standards in the future.

Board Discretion to Implement the Effective Reverse Stock Split

         If the Reverse Stock Splits are approved by our stockholders at the annual meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a determination by our Board within one year of the annual meeting that one of the Reverse Stock Splits (with an exchange ratio determined by our Board as described above) is in the best interests of our company and stockholders. This determination will be based upon certain factors, including meeting the continuing listing requirements for the Nasdaq National Market, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding approval of the Reverse Stock Splits by our stockholders, our Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any of the Reverse Stock Splits, as permitted under Section 242(c) of the Delaware General Corporation Law. If our Board fails to implement any of the Reverse Stock Splits within one year of the annual meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Effect of the Effective Reverse Stock Split on Registration and Voting Rights

         Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Effective Reverse Stock Split would not affect the registration of our common stock under the Exchange Act. After the Effective Reverse Stock Split, our common stock would continue to be reported on the Nasdaq National Market under the symbol "STLW" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Effective Reverse Stock Split has occurred).

         Proportionate voting rights and other rights of the holders of our common stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 3% of the voting power of the outstanding shares of our common stock immediately prior to the effective time of the Effective Reverse Stock Split would continue to hold 3% of the voting power of the outstanding shares of our common stock after the Effective Reverse Stock Split. The number of stockholders of record would not be affected by the Effective Reverse Stock Split (except to the extent that a any stockholder receives cash for fractional shares after the Effective Reverse Stock Split).

Reduction of Authorized Shares

         In connection with the Effective Reverse Stock Split, the amendments to our Restated Certificate of Incorporation will reduce the number of authorized shares of our common stock from 200,000,000 shares to 100,000,000 shares. The purpose of the decrease in authorized shares is to reduce the amount of annual franchise fees that we are required to pay as a result of being incorporated in Delaware. The annual franchise fee in Delaware is calculated based on the number of shares that a company has authorized for issuance. A reduction in the number of our authorized shares will reduce the annual franchise taxes we are required to pay.

         Our Restated Certificate of Incorporation currently authorizes the issuance of up to 200,000,000 shares of our common stock. As of June 30, 2002, 72,781,287 shares of our common stock were issued and outstanding and an additional 10,150,000 shares were reserved for issuance under our stock option plans, leaving 117,068,713 shares of our common stock available for issuance. After the effective date of the Effective Reverse Stock Split, our Restated Certificate of Incorporation will authorize the issuance of up to 100,000,000 shares of our common stock. Of this amount (assuming an exchange ratio of 1:2), approximately 36,390,643 shares will be issued and outstanding and approximately 5,075,000 shares will be reserved for issuance under our stock option plans, leaving approximately 58,534,357 shares of our common stock available for issuance.

         A reduction in the number of authorized shares may mean that we have insufficient shares available for issuance in connection with acquiring other businesses, raising additional capital, establishing strategic relationships with corporate partners or providing equity incentives to employees or for other corporate purposes. If our Board of Directors determines that it is necessary or appropriate to issue additional shares beyond those authorized for issuance, a future amendment to our Restated Certificate of Incorporation may be required which would require stockholder approval.

Effect of the Effective Reverse Stock Split on Stock Options, Rights and Par
Value

         The Effective Reverse Stock Split would reduce the number of shares of common stock available for issuance under the our 2000 Stock Plan (the "2000 Plan") and our 2002 Stock Plan for Acquired

Companies (the "2002 Plan") in proportion to the exchange ratio of the Effective Reverse Stock Split. As of July 31, 2002, the number of shares of our common stock currently authorized for issuance under the 2000 Plan and the 2002 Plan is 9,000,000 and 1,150,000, respectively (prior to giving effect to the Reverse Stock Split). The par value of our common stock and preferred stock would remain at $0.01 per share following the effective time of the Effective Reverse Stock Split, while the number of shares of our common stock issued and outstanding would be reduced.

         We also have outstanding certain stock options to purchase shares of common stock and preferred share purchase rights ("Rights") . Under the terms of the outstanding stock options and the Rights, the Effective Reverse Stock Split will effect a reduction in the number of shares of our common stock issuable upon exercise of such stock options and Rights in proportion to the exchange ratio of the Effective Reverse Stock Split and will effect a proportionate increase in the exercise price of such outstanding stock options and Rights. In connection with the Effective Reverse Stock Split, the number of shares of our common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of our common stock will be issued in connection with the Effective Reverse Stock Split.

Effective Date

         If the Reverse Stock Splits are approved at the annual meeting and our Board of Directors elects to proceed with the Effective Reserve Stock Split in one of the approved exchange ratios, the Effective Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the filing date (the "Effective Date") of a Certificate of Amendment to the Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, shares of our common stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of our stockholders, combined and converted into new shares of common stock in accordance with the Effective Reverse Stock Split ratio determined by our Board of Directors within the limits approved by our stockholders.

Exchange of Stock Certificates

         Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of our common stock will receive from Mellon Investor Services, as our exchange agent (the "Exchange Agent") for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent. These instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of our common stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of our common stock into which the shares of common stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share. Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of our common stock shall at and after the Effective Reverse Stock Split represent the number of full shares of our common stock contemplated by the preceding sentence. Each certificate representing shares of common stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of our common stock.

       No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of our common stock, except that if any certificates of common stock are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to us any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to our satisfaction that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

       Under Delaware law, our stockholders will not be entitled to dissenter's or appraisal rights with respect to the Effective Reverse Stock Split.

Cash Payment in Lieu of Fractional Shares

       In lieu of any fractional shares to which a holder of our common stock would otherwise be entitled as a result of the Effective Reverse Stock Split, we shall pay cash equal to such fraction multiplied by the closing sales price of our common stock on the trading day preceding the Effective Date as reported on the Nasdaq National Market or, if no such sales price exists, the mid-range between the last bid and asked price on such date.

Federal Income Tax Consequences

       The following description of the material federal income tax consequences of the Effective Reverse Stock Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Effective Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

       In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old shares of common stock. We believe that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the Effective Reverse Stock Split will likely have the following federal income tax effects: A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock. A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the post-Effective Reverse Stock Split shares received will include the holding period of the pre-Effective Reverse Stock Split shares exchanged.

       We will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

Required Vote

       The affirmative vote of the holders of a majority of the shares of our common stock will be required to approve the Reverse Stock Splits and the amendments to our Restated Certificate of Incorporation to effect the Effective Reverse Stock Split. As a result, abstentions and broker non-votes will have the same effect as negative votes.

        Our Board of Directors recommends you vote "FOR" approval of the amendments to our Restated Certificate of Incorporation to effect a reverse stock split and reduce our authorized shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth compensation information for our chief executive officer and chief financial officer (the "Named Officers"). Information for the 2000 fiscal year reflects compensation earned by Messrs. McGinley and Schofield for services rendered to Methode Electronics, Inc. ("Methode"). Compensation information is not included for Mr. Slack for the 2000 fiscal year because he was hired in March 2000.

---------------------------------------------------------------------------------------------------------------------
                                            Annual Compensation          Long Term Compensation
                                         ------------------------------------------------------------
                                                                          Awards          Payouts
                                                                      -------------------------------
                                                                        Securities         LTIP        All Other
                               Fiscal      Salary                       Underlying       Payouts        Compen-
  Name and Position             Year       ($)(1)      Bonus ($)         Options          ($)(2)       sation ($)
---------------------------------------------------------------------------------------------------------------------
James W. McGinley               2002       218,400          ---          697,646         258,362       5,100 (3)
President and Chief             2001       215,775      301,988        1,729,436          76,612       5,100 (3)
Executive Officer               2000       192,899      231,520           19,335 (4)      86,362       3,158 (5)

---------------------------------------------------------------------------------------------------------------------
David A. Slack                  2002       137,550       30,000           59,089          55,145       5,100 (3)
Vice President, Finance         2001       137,544      110,291          124,866              --       5,100 (3)
and Chief Financial
Officer
---------------------------------------------------------------------------------------------------------------------
Philip W. Schofield (6)         2002       128,621          ---           58,530 (7)     111,652       4,523 (3)
Vice President and Chief        2001       141,790      114,649          142,708          73,084       5,100 (3)
Operating Officer               2000       133,555       33,414            2,430 (4)      68,631       3,158 (5)

---------------------------------------------------------------------------------------------------------------------

----------------------------------

(1) Includes a cash car allowance of $3,900 for Mr. McGinley, and $4,500 in 2002 and $6,000 in 2001 and 2000 for Mr. Schofield.
(2) A portion of LTIP payouts in 2002 represent amounts paid pursuant to our Longevity Contingent Bonus Program. A portion of LTIP payouts in 2002 and all LTIP payouts in 2001 and 2000 represent amounts paid pursuant to Methode's Longevity Contingent Bonus Program. This bonus program awards Methode officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus), which will be considered as earned and payable in three years provided the participant is still employed by Methode at that time and performance has been satisfactory. We assumed the obligation to make these payments in connection with our separation from Methode in May 2000.
(3) Represents amounts contributed by Stratos on behalf of the Named Officer to the 401(k) Savings Plan.
(4) Represents options to purchase shares of Methode Class A common stock. At the spin-off of Stratos by Methode, all unvested options to purchase shares of Methode Class A common stock were converted into options to purchase shares of Stratos common stock.
(5) Represents amounts allocated to the Named Officer under the Methode Employee Stock Ownership Plan.
(6) Mr. Schofield resigned as Vice President and Chief Operating Officer in February 2002.
(7) Mr. Schofield forfeited these NSOs upon his resignation in February 2002.

Option Grants in Last Fiscal Year

       Set forth below is information on grants of stock options during the 2002 fiscal year to the Named Officers.

--------------------------------------------------------------------------------------------------------------------
                                                                                                    Grant Date
                                             Individual Grants in Fiscal Year 2002                    Value
                             ---------------------------------------------------------------------------------------
                                                  % of Total
                                 Number of          Options
                                 Securities       Granted to
                                 Underlying      Employees In         Exercise                      Grant Date
                                   Options        Fiscal Year          Price         Expiration       Present
       Name                      Granted (#)          (1)            ($/Sh)(2)          Date        Value ($)(3)
--------------------------------------------------------------------------------------------------------------------
James W. McGinley                697,646 (4)         20.1%              5.20          12/20/11        3,348,700
--------------------------------------------------------------------------------------------------------------------
David A. Slack                    59,089 (4)          1.7%              5.20          12/20/11          283,627
--------------------------------------------------------------------------------------------------------------------
Philip W. Schofield (5)           58,530 (4)          1.7%              5.20          12/20/11          280,944
--------------------------------------------------------------------------------------------------------------------

-------------------------

(1)  Based on 3,476,324 options granted to all employees.
(2)  The closing price for Stratos common stock on the date of grant.
(3) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model include the following: an option term of 7 years; interest rate of 5.5%, representing the interest rates on U.S. Treasury securities on the date of grant with maturity dates corresponding to the vesting of the options; and volatility of 126.7%. There have been no reductions to reflect the probability of forfeiture due to termination prior to vesting, or to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date. The ultimate values of the options will depend on the future market price of our common stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our common stock over the exercise price on the date the option is exercised.
(4) These non-qualified stock options ("NSOs") were issued pursuant to the Stratos Lightwave, Inc. 2000 Stock Plan (the "2000 Plan") and may not be exercised until they vest. These NSOs vest 50% after the first year and 12.5% for each three-month period thereafter until the award has fully vested, provided that on death or retirement under specified conditions, these NSOs become fully vested.
(5)  Mr. Schofield forfeited these NSOs upon his resignation in February 2002.

Aggregated Option Exercises in Fiscal Year 2002 and Fiscal Year-End Option
Values

     The following table sets forth for each of the Named Officers the shares acquired and the value realized on each exercise of stock options during the fiscal year ended April 30, 2002 and the number and value of securities underlying unexercised options held by the Named Officers at April 30, 2002.

-------------------------- ------------ ------------ --------------------------------- -----------------------------
                             Shares                  Number of Securities
                            Acquired                 Underlying Unexercised             Value of Unexercised In-the-
                               on          Value     Options at 4/30/02                 Money Options at 4/30/02 (1)
                            Exercise     Realized    ---------------------------------------------------------------
          Name                 (#)          ($)      Exercisable     Unexercisable     Exercisable     Unexercisable
-------------------------- ------------ ------------ --------------- ----------------- --------------- -------------
James W. McGinley               0            0          790,188         1,636,894           $0               $0
-------------------------- ------------ ------------ --------------- ----------------- --------------- -------------
David A. Slack                  0            0           56,183           127,772           $0               $0
-------------------------- ------------ ------------ --------------- ----------------- --------------- -------------
Philip W. Schofield             0            0           42,959 (2)             0           $0               $0
-------------------------- ------------ ------------ --------------- ----------------- --------------- -------------
_________________________

(1)  Based upon a closing sale price of $2.76 on April 30, 2002.
(2) Mr. Schofield forfeited these options ninety days after his resignation in February 2002.

Long-Term Incentive Plan Awards Table

       The following table shows long-term incentive plan awards made to the Named Officers under our Longevity Contingent Bonus Plan during the 2002 fiscal year. The long-term payment is equal to the current bonus received by the eligible employee for a given quarter and is earned and payable fifty percent (50%) one year after the relevant quarter and fifty percent (50%) two years after the relevant quarter, provided the employee is still employed and his or her performance is satisfactory. If employment terminates for any reason other than death, disability or retirement, or if job performance is not satisfactory, the long-term payment is not earned.

----------------------------------------------------------------------------------------------------------------------
                                             Performance or           Estimated Future Payouts Under Non-Stock
                                              Other Period                       Price-Based Plans
                                                               -------------------------------------------------------
                                            Until Maturation       Threshold           Target            Maximum
         Name                                  or Payout              ($)                ($)               ($)
----------------------------------------------------------------------------------------------------------------------
James W. McGinley                                 ---                   ---               ---                ---
----------------------------------------------------------------------------------------------------------------------
David A. Slack                                  2 years              30,000            30,000             30,000
----------------------------------------------------------------------------------------------------------------------

Employment, Severance and Change of Control Arrangements

       We do not have employment, severance or change of control agreements with either of our executive officers.

       Our 2000 Plan provides that if in the year following a change of control, as defined in the 2000 Plan, a participant was terminated without cause or resigns for reasons relating to relocation or decreased responsibilities or compensation, all stock options would vest. In the event of an extraordinary transaction such as a merger, the Board committee administering the 2000 Plan could provide a cash payment or substitute award to be delivered to participants in exchange for their outstanding options.

Compensation of Directors

       Outside directors receive an annual retainer of $18,000, plus an attendance of $1,000 for each meeting of the Board at which they are present. Committee chairs receive an additional annual retainer of $3,000 and all outside directors who are members of a Board committee, receive an additional $500 for each committee meeting attended. Outside directors are also eligible to receive stock options. We currently grant our outside directors an annual grant of 5,000 options. We also reimburse our directors for their reasonable expenses incurred in attending meetings. Directors who are employees of our company do not receive any compensation for their services as directors.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

         The Compensation Committee during the 2002 fiscal year was composed of Messrs. Galvin, Jackman and O'Connell. No interlocking relationships exist between any member of our Compensation Committee and any member of any other company's board of directors or compensation committee.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by the SEC regulations to furnish us with copies of all Section 16(a) forms filed.

         Based solely on our review of forms furnished to us and written representations from our executive officers and directors, we believe that our executive officers and directors complied with all applicable filing requirements, except that Messrs. McGinley and Slack each filed one late report on Form 5 reporting a stock option grant.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         Our executive compensation program is administered by the Compensation Committee of our Board of Directors. Our Compensation Committee is composed of three non-employee directors. The Compensation Committee has furnished the following report on executive compensation for the 2002 fiscal year.

Compensation Philosophy

         Our compensation program is designed to attract, retain, inspire and reward executive officers who contribute to its overall success. The compensation program also seeks to motivate our executives to achieve our goals and to align the interests of management with the long-term interests of our stockholders.

Compensation Components

         Our compensation package for executive officers consists of base salary, bonuses, long-term incentives and participation in benefit plans generally available to other employees. In setting total compensation, our Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

         Base Salary. Our executive officers' base salaries are determined based on individual and company performance and salaries for comparable positions in our industry. Salaries are reviewed annually by the Compensation Committee.

         Quarterly Bonuses. A significant portion of each executive officer's potential annual compensation is a performance-based quarterly bonus. Bonus payments to our Chief Financial Officer are determined by the Compensation Committee in consultation with our Chief Executive Officer. Our Chief Executive Officer's bonus is determined by the Compensation Committee, without participation by him. The amount of the quarterly bonuses are based on our financial performance, as well as the achievement of certain individual performance objectives.

         Stock Option Grants. Our stock option program is designed to encourage creation of long-term value for stockholders and equity ownership by our executives and other key employees. During the 2002 fiscal year, our made stock option grants to the executive officers under our 2000 stock plan. Grants were based upon each executive officer's position, responsibilities, and historical and expected future contributions to our company. Each grant allows the executive officer to acquire shares of our common stock, subject to the completion of a vesting period and continued employment with us. These shares may be acquired at a fixed price per share over a ten-year period.

         Longevity Contingent Bonus Plan. Our Longevity Contingent Bonus Plan is designed to reward continued service to Stratos. This plan awards officers and key management personnel a matching bonus equal to the amount of the current quarterly bonus. This matching bonus is earned and payable over two years, provided the participant is still employed by Stratos and performance has been satisfactory. If employment is terminated during the two-year period for any reason other than death, disability, or retirement, or if employment performance is not satisfactory, the matching bonus is forfeited.

Compensation for Our Chief Executive Officer

         James W. McGinley has served as our President and Chief Executive Officer since April 2000. The Compensation Committee used the executive compensation practices described above to determine Mr. McGinley's compensation for the 2002 fiscal year. The Compensation Committee considered Mr. McGinley's leadership in developing our strategic, operational and business goals. Mr. McGinley's total compensation reflects both competitive considerations and our performance.

         As part of the review process, the Compensation Committee examined the compensation packages of chief executive officers of other high technology companies. The Compensation Committee also reviewed our financial and business results compared to its competitors and compared to our performance in prior periods.

                                       COMPENSATION COMMITTEE
                                       Michael P. Galvin
                                       Brian J. Jackman
                                       Edward J. O'Connell

                        COMPARISON OF STOCKHOLDER RETURN

         The graph below sets forth our cumulative total stockholder returns as compared with the Nasdaq Stock Market (US Companies), Nasdaq Electronic Components Stocks (SIC Codes 3670-3679) and a custom peer group of publicly traded companies. The peer group includes companies that manufacture optical subsystems or components. The peer group includes the following companies: 3Com Corporation, Alteon Websystems Inc., Altera Corp., Anadigics, Inc., Avanex Corporation, Bookham Technology plc, Cisco Systems, Inc., Emcore Corporation, Finisar Corporation, Foundry Networks, Inc., Innovex Inc., LSI Logic Corporation, Marvell Technology Group Ltd., Molex, Inc., New Focus, Inc., Oplink Communications Inc., Optical Communication Products, Inc., Qlogic Corporation, Stratos Lightwave, Inc. and Vitesse Semiconductor Corp. The peer group for fiscal 2001 and prior periods included E-TEK Dynamics Inc., which was acquired by JDS Uniphase Corp. in June 2000, and Luminent, Inc., which was acquired by MRV Communications, Inc. in December 2001.

         The graph covers the period from June 27, 2000, the date our common stock started trading, through April 30, 2002, and assumes $100 was invested on June 27, 2000 and any dividends were reinvested.

                                 [INSERT GRAPH]

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended for inclusion in our proxy materials relating to our annual meeting of stockholders to be held in 2003 must be received at our executive offices no later than May 26, 2003 or, if the date of that meeting is more than 30 calendar days before or after September 20, 2003, a reasonable time before we begin to solicit proxies with respect to our 2003 annual meeting.

         Our bylaws establish advance notice procedures with respect to stockholder nominations for the election of directors and stockholder proposals to be brought at any stockholder meeting. These provisions state that stockholders desiring to nominate persons for election to our board of directors or to bring any other business before the stockholders at an annual meeting must give timely written notice to our Corporate Secretary in accordance with the procedural requirements set forth in Article I of the bylaws. To be timely, a stockholder's notice must be delivered not less than 45 or more than 75 days prior to the first anniversary of the date of our proxy statement for the preceding year's annual stockholders' meeting; provided, however, that if the date of the annual meeting is more than 30 days prior to or after the anniversary of the preceding year's annual meeting, notice must be received not later than the close of business on the later of (i) 90 days prior to the annual meeting, or (ii) the 10th day following the day on which public announcement of the date of the meeting is first made.

         All notices should be directed to Stratos Lightwave, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary.

                              INDEPENDENT AUDITORS

         Our Board of Directors, upon recommendation of its Audit Committee, has selected Ernst & Young LLP as our independent auditors for our 2003 fiscal year. Fees paid to Ernst & Young LLP for services performed in fiscal 2002 were as follows:

                 Audit Fees ........................................   $160,200
                 All Other Fees ....................................   $ 47,100

         All other fees relate to accounting consultations, assistance with SEC filings and tax compliance.

         Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

                                COPY OF FORM 10-K

         If you would like a copy of our Annual Report on Form 10-K, please submit a written request to Stratos Lightwave, Inc., 7444 West Wilson Avenue, Chicago, Illinois 60706, Attention: Corporate Secretary. A copy of our Annual Report on Form 10-K is also available on our website at www.stratoslightwave.com.

                                  OTHER MATTERS

         At the annual meeting, there will be remarks by our Chief Executive Officer and Chief Financial Officer and a general discussion period during which stockholders will have an opportunity to ask questions about us.

         Our Board of Directors knows of no matters other than the election of directors and the amendments to our Restated Certificate of Incorporation that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                           By order of the Board of Directors



                                           James W. McGinley
                                           President and Chief Executive Officer

Chicago, Illinois
August 20, 2002

                                    Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             STRATOS LIGHTWAVE, INC.

         Stratos Lightwave, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

         1. The amendment set forth below to the Corporation's Restated Certificate of Incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         Paragraph A of Article IV of the Restated Certificate of Incorporation is hereby deleted and the following is substituted in lieu thereof:

                  "A. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of common stock par value 0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock par value $0.01 per shares (the "Preferred Stock").

                  Immediately upon the effectiveness of this Amendment to the Restated Certificate of Incorporation (the "Effective Time") each [two
         (2), three (3), four (4), five (5) or six (6)] shares of the Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of Old Common Stock, be combined, converted, reclassified and changed into one (1) fully paid and nonassessable share of Common Stock (the "New Common Stock" and the "Reverse Stock Split"), subject to the treatment of fractional share interests as described below. The combination and reclassification of the Old Common Stock into New Common Stock shall occur at the Effective Time regardless of when the certificates representing such Old Common Stock are surrendered to the Corporation in exchange for certificates representing New Common Stock. After the Effective Time, certificates representing the Old Common Stock shall, until surrendered to the Corporation in exchange for New Common Stock, represent the number of shares of New Common Stock into which such Old Common Stock shall have been converted pursuant to this Amendment and the right to receive cash in lieu of any fractional share interest. No certificates representing fractional shares of New Common Stock shall be issued in connection with the Reverse Stock Split. Holders who otherwise would be entitled to receive fractional share interests of New Common Stock shall be entitled to receive in lieu of fractional shares and upon surrender to the Corporation's transfer agent of their certificates representing Old Common Stock, duly endorsed, a cash payment in an amount equal to the product calculated by multiplying (i) the closing sales price of the Company's Common Stock on the trading day preceding the Effective Date as reported on the Nasdaq National Market or, if no such sales price exists, the mid-range between the last bid and asked price on such date by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been converted into a fractional share interest. Upon surrender by a holder of Old Common Stock or a certificate or certificates for Old Common Stock, duly endorsed, to the Corporation's transfer agent, the Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Old Common Stock, a certificate or certificates for the number of shares of New Common Stock to which such holder shall be entitled as aforesaid together with cash in lieu of any fractional shares interest."

         2. This Certificate of Amendment shall become effective at 5:00 p.m., Eastern time, on the date of its filing.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by James W. McGinley, its President and Chief Executive Officer, this ___ day of ______, 2002.

                                        Stratos Lightwave, Inc.


                                        By:___________________________________
                                           James W. McGinley
                                           President and Chief Executive Officer

--------------------------------------------------------------------------------

This proxy shall be voted in accordance with the instructions given                             Please mark        [X]
and in the absence of such instructions shall be voted for Items 1                              your votes as
and 2.                                                                                          indicated in
                                                                                                this example

If other business is presented at said meeting, this proxy shall be voted in accordance with the best judgment of the persons named as proxies on the reverse side.

                                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. The election of Edward J. O'Connell as a director.

           FOR                 AGAINST                        ABSTAIN
           [_]                   [_]                            [_]

2. To approve a series of amendments to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock whereby each 2, 3, 4, 5, or 6 shares would be combined, converted and changed into one share of common stock and to reduce the number of authorized shares of our common stock from 200,000,000 to 100,000,000.

           FOR                 AGAINST                        ABSTAIN
           [_]                   [_]                            [_]

                                I PLAN TO ATTEND           [_]  Any proxy hereto given by the undersigned to vote at said Annual
                                THE MEETING                     Meeting is hereby revoked.

                                                                You are urged to mark, sign, date and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States.

                                                                Dated:  _________________________________________________, 2002

                                                                _______________________________________________________________

                                                                _______________________________________________________________
                                                                                    Signature of Stockholder
                                                                When signing the proxy, please date it and take care please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy.
                                                                If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.
                                                                DO NOT FOLD OR PERFORATE THIS CARD

--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                            Vote by Telephone or Mail
                          24 Hours a Day, 7 Days a Week

             Telephone voting is available through 4PM Eastern Time September 19, 2002, the last business day prior to the Annual Meeting.

 Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


  --------------------------------------------------                        ------------------------------------------
                       Telephone                                                               Mail
                    1-800-____-_____
   Use any touch-tone telephone to vote your proxy.                           Mark, sign and date your  proxy card
   Have your proxy card in hand when you call. You              OR                            and
   will be prompted to enter your control number,                             return it in the enclosed postage-paid
   located in the box below, and then follow the                                            envelope.
   directions given.

  --------------------------------------------------                        ------------------------------------------

                      If you vote your proxy by telephone,
                  you do NOT need to mail back your proxy card.

  ------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROXY CARD

                             STRATOS LIGHTWAVE, INC.
                                  COMMON STOCK
               Annual Meeting of Stockholders, September 20, 2002

         The undersigned stockholder of Stratos Lightwave, Inc. does hereby acknowledge receipt of Notice of said Annual Meeting and accompanying Proxy Statement and constitutes and appoints James W. McGinley, David A. Slack and James W. Ashley, Jr., or any one or more of them, with full powers of substitution and revocation, to be the attorneys and proxies to vote all shares of Common Stock of Stratos Lightwave, Inc. which the undersigned is entitled to vote, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Stratos Lightwave, Inc. to be held on Friday, September 20, 2002, at 9:30 a.m., Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois, and at any adjournments thereof.

                         (PLEASE SIGN ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .




--------------------------------------------------------------------------------